Exhibit 99.1

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On December 30, 2016, SPX Corporation (“SPX” or the “Company”) completed the previously announced sale of its Balcke-Dürr businesses (collectively, “Balcke-Dürr”) to a subsidiary of mutares AG (the “Buyer”) for cash proceeds of €5 (the “Sale”). In addition, SPX provided a non-interest bearing loan of €8.8 million, payable in installments during 2018 and 2019, and left approximately €20.0 million of cash in Balcke-Dürr at the closing of the Sale. Lastly, the agreement provides that existing parent company guarantees of approximately €79.0 million and bank and surety bonds of approximately €79.0 million will remain in place through each instrument’s expiration date, with such expiration dates ranging from 2017 to 2022. The Buyer has agreed to provide a full indemnity to SPX in the event that any of these guarantees or bonds are called. Also, Balcke-Dürr will provide cash collateral of €4.0 million and mutares AG will provide a guarantee of €5.0 million as security for the Buyer’s above indemnification.

Due to the sale, the Company intends to classify the historical financial results of Balcke-Dürr as a discontinued operation within its consolidated financial statements, beginning in the fourth quarter of 2016.

The following unaudited pro forma condensed consolidated statements of operations for the nine months ended October 1, 2016 and the years ended December 31, 2015, 2014 and 2013, as well as the pro forma condensed consolidated balance sheet as of October 1, 2016, have been derived from the Company’s historical consolidated financial statements.  The unaudited pro forma condensed consolidated statements of operations have been prepared as if the Sale had occurred on January 1, 2013 (the first day of fiscal year 2013), while the unaudited pro forma condensed consolidated balance sheet has been prepared as if the Sale occurred on October 1, 2016.  The unaudited pro forma condensed consolidated financial statements (the “Pro-Formas”) and the accompanying notes should be read together with the Company’s annual report on Form 10-K for the year ended December 31, 2015 and the Company’s quarterly report on Form 10-Q for the quarter ended October 1, 2016.

The Pro-Formas do not purport to represent what the Company’s financial position and results of operations would have been had the Sale occurred on the dates indicated or to project financial performance for any future period or as of a future date.  In addition, the Pro-Formas are based on currently available information and certain assumptions that the Company believes are reasonable, and are provided for illustrative and informational purposes only.  The Pro-Formas have been prepared to reflect adjustments to the Company’s historical annual and interim consolidated financial statements that are (1) directly attributable to the Sale; (2) factually supportable; and (3) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the Company’s results of operations.  The Pro-Formas include adjustments to reflect the elimination of the operating results of Balcke-Dürr and the sale of Balcke-Dürr, including the cash transferred with the business and the resulting net loss on sale.

The Company believes the adjustments related to the Sale presented in the following Pro-Formas are consistent with the guidance for discontinued operations under U.S. generally accepted accounting principles.  Specifically, the Company has presented certain general corporate expenses, which were previously allocated to Balcke-Dürr, as part of continuing operations as these costs do not meet the requirements to be presented within discontinued operations.  In addition, adjustments related to the Company's potential liability for the aforementioned parent company guarantees and bonds and income taxes represent the Company’s current estimates, which could materially change as the Company finalizes its discontinued operations accounting to be reported in its Annual Report on Form 10-K for the year ended December 31, 2016. Assumptions underlying the pro forma adjustments are described in the accompanying notes.

SPX Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Nine Months Ended October 1, 2016
(All amounts in millions, except per share amounts)

	Historical	Disposition of Balcke-Dürr (a)	Pro Forma
Revenues	$1,187.4	$(110.4)	$1,077.0
Costs and expenses:
Cost of products sold	918.8	(103.6)	815.2
Selling, general and administrative	239.5	(23.9)	215.6
Intangible amortization	2.6	—	2.6
Special charges, net	3.8	1.0	4.8
Impairment of intangible assets	4.0	—	4.0
Gain on sale of dry cooling business	18.4	—	18.4
Operating income	37.1	16.1	53.2
Other income, net	0.6	0.5	1.1
Interest expense, net	(10.7)	—	(10.7)
Loss on early extinguishment of debt	(1.3)	—	(1.3)
Equity earnings in joint ventures	1.1	—	1.1
Income before income taxes	26.8	16.6	43.4
Income tax provision	(6.1)	(4.0)	(10.1)
Net income	20.7	12.6	33.3
Less: Net loss attributable to noncontrolling interest	(0.4)	—	(0.4)
Adjustment related to redeemable noncontrolling interest	(18.1)	—	(18.1)
Net income attributable to SPX Corporation common shareholders	$3.0	$12.6	$15.6
Earnings per share of common stock:			0
Basic - Net income attributable to SPX Corporation common shareholders	$0.07		$0.38
Diluted - Net income attributable to SPX Corporation common shareholders	$0.07		$0.37
Weighted-average of number of common shares outstanding:
Basic	41.537		41.537
Diluted	41.884		41.884

SPX Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2015
(All amounts in millions, except per share amounts)

	Historical	Disposition of Balcke-Dürr (a)	Pro Forma
Revenues	$1,719.3	$(160.3)	$1,559.0
Costs and expenses:
Cost of products sold	1,426.9	(143.8)	1,283.1
Selling, general and administrative	425.7	(37.9)	387.8
Intangible amortization	5.2	—	5.2
Impairment of intangible assets	13.7	(13.7)	—
Special charges, net	17.8	(12.7)	5.1
Operating loss	(170.0)	47.8	(122.2)
Other expense, net	(12.3)	0.8	(11.5)
Interest expense, net	(20.7)	—	(20.7)
Loss on early extinguishment of debt	(1.4)	—	(1.4)
Equity earnings in joint ventures	1.4	0.1	1.5
Loss before income taxes	(203.0)	48.7	(154.3)
Income tax (provision) benefit	11.8	(9.1)	2.7
Net loss	(191.2)	39.6	(151.6)
Less: Net loss attributable to noncontrolling interest	(33.4)	—	(33.4)
Net loss attributable to SPX Corporation common shareholders	$(157.8)	$39.6	$(118.2)
Earnings per share of common stock:
Basic - Net loss attributable to SPX Corporation common shareholders	$(3.87)		$(2.90)
Diluted - Net loss attributable to SPX Corporation common shareholders	$(3.87)		$(2.90)
Weighted-average of number of common shares outstanding:
Basic	40.733		40.733
Diluted	40.733		40.733

SPX Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2014
(All amounts in millions, except per share amounts)

	Historical	Disposition of Balcke-Dürr (a)	Pro Forma
Revenues	$1,952.7	$(258.3)	$1,694.4
Costs and expenses:
Cost of products sold	1,526.5	(198.5)	1,328.0
Selling, general and administrative	561.8	(50.6)	511.2
Intangible amortization	5.7	—	5.7
Impairment of goodwill and other long-term assets	28.9	—	28.9
Special charges, net	9.3	(3.4)	5.9
Operating loss	(179.5)	(5.8)	(185.3)
Other income, net	486.5	1.9	488.4
Interest expense, net	(20.1)	—	(20.1)
Loss on early extinguishment of debt	(32.5)		(32.5)
Equity earnings in joint ventures	1.4	0.2	1.6
Income before income taxes	255.8	(3.7)	252.1
Income tax provision	(139.7)	2.2	(137.5)
Net income	116.1	(1.5)	114.6
Less: Net loss attributable to noncontrolling interest	(11.7)	—	(11.7)
Net income attributable to SPX Corporation common shareholders	$127.8	$(1.5)	$126.3
Earnings per share of common stock:			-12.3
Basic - Net income attributable to SPX Corporation common shareholders	$3.01		$2.98
Diluted - Net income attributable to SPX Corporation common shareholders	$2.97		$2.94
Weighted-average of number of common shares outstanding:
Basic	42.400		42.400
Diluted	43.031		43.031

SPX Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2013
(All amounts in millions, except per share amounts)

	Historical	Disposition of Balcke-Dürr (a)	Pro Forma
Revenues	$1,968.8	$(253.7)	$1,715.1
Costs and expenses:
Cost of products sold	1,485.4	(195.2)	1,290.2
Selling, general and administrative	443.9	(61.4)	382.5
Intangible amortization	5.8	—	5.8
Special charges, net	17.9	(14.2)	3.7
Operating income	15.8	17.1	32.9
Other expense, net	(5.8)	1.9	(3.9)
Interest expense, net	(62.7)	—	(62.7)
Equity earnings in joint ventures	42.2	0.1	42.3
Income (loss) before income taxes	(10.5)	19.1	8.6
Income tax benefit	20.0	(6.8)	13.2
Net income	9.5	12.3	21.8
Less: Net income attributable to noncontrolling interest	0.7	—	0.7
Net income attributable to SPX Corporation common shareholders	$8.8	$12.3	$21.1
Earnings per share of common stock:			-12.3
Basic - Net income attributable to SPX Corporation common shareholders	$0.19		$0.46
Diluted - Net income attributable to SPX Corporation common shareholders	$0.19		$0.46
Weighted-average of number of common shares outstanding:
Basic	45.384		45.384
Diluted	46.006		46.006

SPX Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of October 1, 2016
(All amounts in millions)

	Historical	Disposition of Balcke-Dürr (a)	Other		Pro Forma
ASSETS
Current assets:
Cash and equivalents	$83.4	$(2.9)	$(31.7)	(b)	$48.8
Accounts receivable, net	318.0	(64.5)	—		253.5
Inventories, net	176.7	(10.2)	—		166.5
Other current assets	50.7	(12.8)	5.0	(c)	42.9
Total current assets	628.8	(90.4)	(26.7)		511.7
Property, plant and equipment, net	210.1	(13.7)	—		196.4
Goodwill	343.7	—	—		343.7
Intangibles, net	145.1	—	—		145.1
Other assets	615.9	(1.7)	—		614.2
Deferred income taxes	45.9	(21.8)	—		24.1
TOTAL ASSETS	$1,989.5	$(127.6)	$(26.7)		$1,835.2
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$143.3	$(17.0)	$—		$126.3
Accrued expenses	356.4	(43.9)	—		312.5
Income taxes payable	2.0	—	—		2.0
Short-term debt	14.9	—	—		14.9
Current maturities of long-term debt	17.9	—	—		17.9
Total current liabilities	534.5	(60.9)	—		473.6
Long-term debt	331.2	—	—		331.2
Deferred and other income taxes	46.4	(13.9)	—		32.5
Other long-term liabilities	804.0	(9.5)	7.2	(d)	801.7
Total long-term liabilities	1,181.6	(23.4)	7.2		1,165.4
Equity:
Common stock	1.0	—	—		1.0
Paid-in capital	2,588.0	—	—		2,588.0
Retained earnings	916.7	—	(74.5)	(e)	842.2
Accumulated other comprehensive income	235.4	(2.7)	—		232.7
Common stock in treasury	(3,467.7)	—	—		(3,467.7)
Total equity	273.4	(2.7)	(74.5)		196.2
TOTAL LIABILITIES AND EQUITY	$1,989.5	$(87.0)	$(67.3)		$1,835.2

SPX Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
(Amounts in millions)

(a)         Represents adjustments to eliminate the historical operating results, assets, liabilities and accumulated other comprehensive income of Balcke-Dürr.  Excluded from these amounts are certain general corporate overhead expenses that were allocated to Balcke-Dürr’s operations, but are not specifically identifiable as costs of Balcke-Dürr.  Such general corporate overhead expenses, which totaled $1.3 for the nine months ended October 1, 2016 and $2.6, $2.2 and $2.2 for the years ended December 31, 2015, 2014 and 2013, respectively, do not meet the criteria to be presented in discontinued operations and, thus, will be presented as part of SPX’s continuing operations.

(b)         Adjustment is comprised of the following:

Incremental cash transferred in order to leave the business with approximately €20.0 at the time of sale	$(18.9)
U.S. dollar equivalent of €8.8 loan provided in connection with sale	(9.9)
Cash disbursements for transaction-related costs	(2.9)
$(31.7)

(c)         Represents the expected tax benefit on the loss associated with the sale of Balcke-Dürr.  The amount of this adjustment could materially change as we finalize our discontinued operations accounting to be reported in our Annual Report on Form 10-K for the year ended December 31, 2016.

(d)          Adjustment is comprised of estimates of the potential liabilities associated with (i) the existing parent company guarantees and bonds for which SPX remains contingently liable and (ii) other indemnifications provided by SPX in connection with the sale. The amount of this adjustment could materially change as we finalize our estimates to be reported in our Annual Report on Form 10-K for the year ended December 31, 2016.

(e)           The following represents the components of the estimated loss on sale as if we had completed the sale on October 1, 2016:

Net assets sold, inclusive of accumulated other comprehensive income	$(40.6)
Incremental cash transferred with the sale (see (b) above)	(18.9)
Loan provided in connection with the sale (see (b) above)	(9.9)
Cash disbursements for transaction-related costs (see (b) above)	(2.9)
Estimated liabilities for contingencies and indemnifications (see (d) above)	(7.2)
Estimated income tax benefit resulting from sale (see (c) above)	5.0
$(74.5)

The amount of the loss could materially change as we finalize our estimates and discontinued operations accounting to be reported in our Annual Report on Form 10-K for the year ended December 31, 2016.